Exhibit 10.01

10.01	2010 Annual Base Salaries of Named Executive Officers for pay periods ending on or after October 29, 2010

Name and Principal Position	Year	Salary ($)
Steven C. Barre	2010	240,000
Interim Chief Executive Officer and Director

Charles F. Kuehne	2010	240,000
Interim Chief Financial Officer

James E .May	2010	180,000
Chief Administrative Officer and General Counsel